                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                      THE ALPINE GROUP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      THE ALPINE GROUP, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     4) Proposed aggregate value of transaction:
        ------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                             THE ALPINE GROUP, INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

September 16, 1996

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Alpine Group, Inc. (the "Company"), a Delaware corporation, to be held on Thursday, October 24, 1996 at 11:00 a.m., local time, at the Americas Room located on the 50th floor of The McGraw-Hill Building, 1221 Avenue of the Americas, New York, New York.

At this meeting, you will be asked to consider and vote upon the election of two directors of the Company and the ratification of the appointment of Arthur Andersen LLP as the Company's independent certified public accountants.

YOUR VOTE IS IMPORTANT. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and cordially invites you to attend the meeting in person. It is important in any event that your shares be represented and we ask that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience.

We sincerely thank you for your support.

Very truly yours,

Steven S. Elbaum
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER

                             THE ALPINE GROUP, INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 24, 1996

To the Stockholders of The Alpine Group, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Alpine Group, Inc. (the "Company"), a Delaware corporation, will be held on October 24, 1996 at 11:00 a.m., local time, at the Americas Room located on the 50th floor of the McGraw-Hill Building, 1221 Avenue of the Americas, New York, New York for the purposes of considering and voting upon the following matters, as more fully described in the attached Proxy Statement:

    1.  To elect two directors of the Company;

    2. To ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Company; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on August 28, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,
Stewart H. Wahrsager
SECRETARY
September 16, 1996

        YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE MARK, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE ENCLOSED (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) SO THAT YOUR VOTE CAN BE RECORDED.

                             THE ALPINE GROUP, INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 24, 1996

    This Proxy Statement is being furnished to the stockholders of The Alpine Group, Inc. (the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Company, for use at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on October 24, 1996 at the Americas Room located on the 50th floor of The McGraw-Hill Building, 1221 Avenue of the Americas, New York, New York and at any and all adjournments or postponements thereof.

    The stockholders of record at the close of business on August 28, 1996 will be entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof. As of August 28, 1996, there were issued and outstanding 18,240,920 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), 1,750 shares of the Company's 9% Cumulative Convertible Senior Preferred Stock, par value $1.00 per share (the "9% Preferred Stock"), and 196,649 shares of the Company's 8% Cumulative Convertible Senior Preferred Stock, par value $1.00 per share (the "8% Preferred Stock"), the only classes of voting securities outstanding. The stockholders of record will be entitled to one vote for each share of Common Stock, 100 votes for each share of 9% Preferred Stock and 6.45 votes for each share of 8% Preferred Stock registered in his or her name on the record date. The holders of the Common Stock, the 9% Preferred Stock and the 8% Preferred Stock will vote together as a class on all matters presented at the meeting. A majority of all the outstanding shares of the Common Stock constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.

    Stockholders may revoke the authority granted by their executed proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company (who will not be specifically compensated for such services). The Company may also enlist the aid of brokerage houses or the Company's transfer agent in soliciting proxies, and the Company will reimburse them for their reasonable expenses. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about September 16, 1996.

    Shares of the Common Stock, the 9% Preferred Stock and the 8% Preferred Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them in favor of the two nominees named herein for election as directors and in favor of the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company. The Board of Directors does not know of any other matters which may be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

    If a quorum is present at the meeting, those nominees receiving a plurality of the votes cast will be elected as directors. The affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company.

Abstentions from voting on a proposal will have the effect of a "no" vote. Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote on a proposal.

                   BENEFICIAL OWNERSHIP OF VOTING SECURITIES

    The following table contains information as of August 15, 1996 regarding the number of shares of Common Stock, 9% Preferred Stock and 8% Preferred Stock beneficially owned by (i) each person known to the Company to have beneficial ownership of more than five percent thereof, (ii) each director of the Company,
(iii) each executive officer named in the Summary Compensation Table herein, and
(iv) all directors and executive officers as a group. The information contained herein is based on information provided by such beneficial holders to the Company.

                                                           COMMON STOCK              9% PREFERRED STOCK         8% PREFERRED STOCK
                                                    --------------------------     ----------------------     ----------------------
                                                       NUMBER         PERCENT       NUMBER       PERCENT       NUMBER       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                 OF SHARES       OF CLASS      OF SHARES     OF CLASS     OF SHARES     OF CLASS
- --------------------------------------------------  ------------     ---------     ---------     --------     ---------     --------
Steven S. Elbaum .................................     1,721,829(1)     9.2%         --            --            --           --
 1790 Broadway
 New York, NY 10019-1412
Hermes Imperial Investments, L.P. ................     1,529,641        8.4%         --            --           160,000       81.4%
 237 Park Avenue
 Ninth Floor
 New York, NY 10017
Heartland Advisors, Inc. .........................     1,327,000        7.3%         --            --            --           --
 790 North Milwaukee Street
 Milwaukee, WI 53202
Herbert T. Kerr ..................................       --            --            --            --            35,905       18.3%
 Pamtom Farm
 Vaughn Road
 Hudson Falls, NY 12839
Financial Strategic Portfolios, Inc. .............       --            --            1,000         57.1%         --           --
 Technology Portfolio
 7800 E. Union Avenue
 Denver, CO 80237
Connecticut Innovations, Inc. ....................       --            --              500         22.6%         --           --
 845 Brook Street,
 Rocky Hill, CT 06067
Patrick W. Allender ..............................       --            --              250         14.3%         --           --
 5 Holly Leaf Court
 Bethesda, MD 20817
Kenneth G. Byers, Jr..............................       526,963(2)     2.9%         --            --            --           --
Bragi F. Schut....................................       511,754(3)     2.8%         --            --            --           --
James R. Kanely...................................       423,192(4)     2.3%         --            --            --           --
John C. Jansing...................................       201,836(5)     1.1%         --            --            --           --
David S. Aldridge.................................       150,553(7)    *             --            --            --           --
Randolph Harrison.................................        55,877       *             --            --            --           --
Gene E. Lewis.....................................        48,299(6)    *             --            --            --           --
Stephen M. Johnson................................        36,250(8)    *             --            --            --           --
Ernest C. Janson, Jr..............................        26,000       *             --            --            --           --

                                                           COMMON STOCK              9% PREFERRED STOCK         8% PREFERRED STOCK
                                                    --------------------------     ----------------------     ----------------------
                                                       NUMBER         PERCENT       NUMBER       PERCENT       NUMBER       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                 OF SHARES       OF CLASS      OF SHARES     OF CLASS     OF SHARES     OF CLASS
- --------------------------------------------------  ------------     ---------     ---------     --------     ---------     --------
Stewart H. Wahrsager..............................        11,000       *             --            --            --           --
All directors and executive officers as a group...     3,712,434(9)    19.3%         --            --            --           --

- ------------------------
*   Less than one percent

(1) Includes (i) 1,262 shares owned by Mr. Elbaum's wife as custodian for their minor son, as to which shares Mr. Elbaum disclaims beneficial ownership, and
    (ii) 514,493 shares issuable upon exercise of certain stock options.

(2) Includes 361 shares held by Mr. Byers' wife, as to which shares Mr. Byers disclaims beneficial ownership.

(3) Includes (i) 950 shares owned by Mr. Schut's wife, as to which shares Mr. Schut disclaims beneficial ownership, (ii) 2,303 shares owned by Mr. Schut as custodian for his minor son and (iii) 197,007 shares issuable upon exercise of certain stock options.

(4) Includes 150,116 shares issuable upon exercise of certain stock options.

(5) Includes 30,503 shares issuable upon exercise of certain stock options.

(6) Includes 43,314 shares issuable upon exercise of certain stock options.

(7) Includes 94,287 shares issuable upon exercise of certain stock options.

(8) Includes 6,250 shares issuable upon exercise of certain stock options.

(9) Includes (i) 1,035,970 shares issuable upon exercise of certain stock options and (ii) 2,573 shares as to which the officers and directors disclaim beneficial ownership.

                       PROPOSAL I: ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of three classes of directors, with terms expiring in successive years. Two current directors, John
C. Jansing. and Gene E. Lewis, have been nominated for reelection with terms to expire in 1999. The terms of the remaining six current directors expire in 1997 (Messrs. Byers, Harrison and Janson Jr) and 1998 (Messrs. Elbaum, Kanely and Schut).

    It is the intention of each of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of each of the two nominees. In case either of the nominees are unable or decline to serve, such persons named in the accompanying form of proxy reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board in his stead or, if no other person is nominated, to vote such shares only for the remaining nomine. The Board has no reason to believe that any person named will be unable or will decline to serve.

INFORMATION WITH RESPECT TO NOMINEES AND CONTINUING DIRECTORS

                                         YEAR
                                         FIRST
                                        ELECTED
NAME                        AGE        DIRECTOR      POSITION WITH THE COMPANY AND OTHER BUSINESS EXPERIENCE
- --------------------------  ---        ---------  --------------------------------------------------------------
Kenneth G. Byers, Jr           53           1993  President and sole shareholder of Byers Engineering Company, a telecommunications technical services firm, for more than the past five years; a director of Superior TeleTec Inc. until its merger with and into the Company in November 1993.
Steven S. Elbaum               47           1980  Chairman of the Board of Directors and Chief Executive Officer
                                                  of the Company since 1984; a director of Interim Services,
                                                  Inc., a provider of value added staffing and health care
                                                  services, PolyVision Corporation, an information display
                                                  company and Humascan, Inc., a developer of medical testing devices.
Randolph Harrison              64           1980  A private investor and consultant to Poten & Partners, Inc., an energy and shipping industry consulting firm, of which he was President prior to 1985.
John C. Jansing                70           1978  Chairman of The Independent Election Corporation of America, a
                                                  shareholder proxy tabulating firm, from 1976 to 1992 and
                                                  currently a director of Vestaur Securities, Inc. and 14 Lord
                                                  Abbett mutual funds.
Ernest C. Janson, Jr           73           1987  A partner with Coopers & Lybrand LLP, independent public accountants, until his retirement in 1985.
James R. Kanely                55           1993  A private investor; President and Chief Operating Officer of the Company from November 1993 to October 1995; and prior
                                                  thereto, President of Superior TeleTec Inc.
Gene E. Lewis                  68           1992  Chairman of the Board and Chief Executive Officer of Novecon
                                                  Technologies, L.P. since 1994; prior thereto, a consultant to various health care and venture capital companies from 1989 to
                                                  1994.
Bragi F. Schut                 55           1983  Executive Vice President of the Company since 1986; a director of PolyVision Corporation, an information display company.

BOARD AND COMMITTEE MEETINGS

    During the fiscal year ended April 30, 1996, the Board of Directors held four meetings. Each member of the Board attended at least 75% of the meetings of the Board and meetings of any committees of the Board on which he served that were held during the time he served.

    The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee.

    The present members of the Executive Committee are Messrs. Elbaum (who serves as Chairman), Jansing and Schut. The Executive Committee exercises all authority of the Board of Directors in the management of the Company, subject to certain limitations imposed by the General Corporation Law of the State of Delaware.

    The present members of the Compensation Committee are Messrs. Harrison, Jansing and Janson. The principal functions of the Compensation Committee are to administer the Company's 1987

Long-Term Equity Incentive Plan and 1984 Restricted Stock Plan and, on behalf of the Board of Directors, to review current and proposed employment arrangements with existing and prospective senior management employees and to review and determine matters pertaining to base and incentive compensation for the Chief Executive Officer and other senior management employees. The Compensation Committee is advised periodically by Hewitt Associates, a nationally recognized, independent compensation and benefits consulting firm. During the fiscal year ended April 30, 1996, the Compensation Committee had four meetings.

    The present members of the Audit Committee are Messrs. Byers, Janson and Lewis. The Audit Committee's principal functions are to review the Company's annual and periodic financial statements, to examine and consider matters relating to the administration and audit of the Company's accounts and its financial affairs, to recommend the employment of outside auditors and to meet with the Company's personnel as it deems appropriate to carry out its functions. The Audit Committee met twice during the fiscal year ended April 30, 1996.

VOTE REQUIRED

    The Board of Directors recommends that holders of the Common Stock, 9% Preferred Stock and 8% Preferred Stock vote FOR the two nominees listed above. Their election will require a plurality of the votes cast by holders of the Common Stock, 9% Preferred Stock and 8% Preferred Stock present in person or represented by proxy and entitled to vote, voting together as a single class.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    Set forth below is certain information regarding the executive officers of the Company.

NAME                           AGE                               POSITION WITH THE COMPANY
- --------------------------     ---     -----------------------------------------------------------------------------
Steven S. Elbaum               47      Chairman of the Board of Directors and Chief Executive Officer since 1984.
Bragi F. Schut                 55      Executive Vice President since 1986.
Stephen M. Johnson             47      Executive Vice President and Chief Operating Officer since November 1995.
                                       Prior thereto he was President and Chief Operating Officer of Adience Inc. (a
                                       wholly-owned subsidiary of the Company) from April 1994 through October 1995.
                                       From January 1994 to April 1994 Mr. Johnson was an independent consultant. He was President and Chief Executive Officer of Climax Metals Company, a
                                       minerals mining and chemical subsidiary of Amax, Inc. from 1987 through 1993.
David S. Aldridge              42      Chief Financial Officer since November 1993 and Treasurer since January 1994.
                                       Prior thereto he was Chief Financial Officer of Superior TeleTec Inc. until its merger with and into the Company in November 1993.
Stewart H. Wahrsager           47      Senior Vice President, General Counsel and Secretary since January 1996.
                                       Prior thereto he was a partner in the law firm of Rubin Baum Levin Constant &
                                       Friedman.

EXECUTIVE COMPENSATION

    The following table sets forth certain information during each of the Company's three fiscal years ended April 30, 1996 with respect to compensation earned by or paid to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                      ANNUAL COMPENSATION (1)               COMPENSATION AWARDS
                                               --------------------------------------     ------------------------
                                               FISCAL                                     RESTRICTED      OPTION
NAME AND PRINCIPAL POSITION                     YEAR        SALARY           BONUS        STOCK (5)     SHARES (6)     OTHER (7)
- ---------------------------------------------  ------     -----------     -----------     ----------    ----------     ---------
Steven S. Elbaum.............................    1996     $   419,000     $   261,700(2)          --     133,500       $ 272,950
 Chairman and Chief                                                --         175,000(3)          --          --              --
 Executive Officer                               1995         275,000         175,000             --          --           7,370
                                                 1994         256,785         125,000     $1,350,000      30,000           6,560
Bragi F. Schut...............................    1996     $   203,000     $   114,900(2)          --      65,400       $  74,177
 Executive Vice President and                                      --          75,000(3)          --          --              --
 Secretary                                       1995         172,000          75,000             --          --              --
                                                 1994         165,532          60,000     $  250,000      15,000          15,772
Stephen M. Johnson (9).......................    1996     $   145,100     $   207,600(4)  $  153,750      80,300       $   8,849
 Executive Vice President and
 Chief Operating Officer
David S. Aldridge............................    1996     $   184,000     $    90,500(2)          --      65,400       $  69,871
 Chief Financial Officer                                           --          60,000(3)          --          --              --
                                                 1995         153,718          60,000             --          --          55,813
                                                 1994          69,927(8)       30,000     $  342,500      50,000           4,133
Stewart H. Wahrsager (9).....................    1996     $    50,000     $    33,700(4)  $   45,000      29,833       $   4,988
 Senior Vice President, General Counsel and
 Secretary

- ------------------------
(1) The aggregate dollar value of all perquisites and other personal benefits, securities or property earned by or paid to any of the named individuals did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus set forth for such individual during any of the last three fiscal years.

(2) Annual cash incentive bonus payments awarded in respect of fiscal 1996 pursuant to the annual cash incentive bonus program of the Company as described under "Compensation Committee Report on Executive Compensation -- Executive Compensation Policy".

(3) Bonus payments to Messrs. Elbaum, Schut and Aldridge which, although paid in fiscal 1996, were approved by the Compensation Committee in respect of fiscal 1995 but were deferred and became payable only upon completion of the Company's acquisition of the U.S. and Canadian copper wire and cable business of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire Inc. which occurred during fiscal 1996.

(4) Fiscal 1996 bonus payments to Messrs. Johnson and Wahrsager include, in addition to cash incentive bonus payments, pursuant to the cash incentive bonuses program of the Company prorated for the respective periods of employment of these executives during fiscal 1996, one time only payments of $125,000 and $15,000, respectively, paid at the time of signing of their respective employment agreements.

(5) The dollar value set forth is based on the closing price per share for the Common Stock on the respective dates of grant. The aggregate number of shares of restricted stock held by each of the named individuals at April 30, 1996, the value of those holdings and the vesting schedule for continued service are set forth below.

                                          STEVEN S.   STEPHEN M.    BRAGI F.     DAVID S.    STEWART H.
                                           ELBAUM       JOHNSON       SCHUT      ALDRIDGE     WAHRSAGER
                                         -----------  -----------  -----------  -----------  -----------
Number of shares.......................      150,000       30,000       25,000       41,786      10,000
Value at April 30, 1996................  $   731,250  $   146,250  $   121,875  $   203,707   $  48,750
Number of shares vesting
 in fiscal
  1997.................................       35,000        7,500        6,250        9,607       3,333
  1998.................................       35,000        7,500        6,250        9,607       3,333
  1999.................................       10,000        7,500           --        3,357       3,333
  2000.................................           --        7,500           --           --          --

(6) Does not reflect the following performance options, each of which is subject to adjustment as described under "Compensation Committee Report on Executive Compensation -- Executive Compensation Policy":

                                                         NUMBER OF         EXERCISE
                                                    PERFORMANCE GRANTED      PRICE      EXPIRATION DATE
                                                    -------------------  -------------  ---------------
Steven S. Elbaum..................................         106,800(a)      $  5.125          11/15/05
                                                            80,100(b)      $  5.63            4/10/06
Bragi F. Schut....................................          37,400(a)      $  5.125          11/15/05
                                                             9,400(b)      $  5.63            4/10/06
Stephen M. Johnson................................          15,500(b)      $  5.63            4/10/06
David S. Aldridge.................................          37,400(a)      $  5.125          11/15/05
                                                             9,400(b)      $  5.63            4/10/06
Stewart H. Wahrsager..............................           5,500(b)      $  5.63            4/10/06

        (a) Performance options granted with respect to fiscal 1996, the exercise price of which is equal to the market price of the Common Stock at the date of grant.

        (b) Performance options granted with respect to fiscal 1997, the exercise price of which is equal to 150% of the market price of the Common Stock at the date of grant.

(7) The amounts set forth include (i) matching contributions made by the Company under defined contribution plans of its subsidiaries, (ii) $11,520 accrued under an unfunded, nonqualified defined benefit plan for the payment of future annuities to Mr. Aldridge, (iii) with respect to Mr. Schut, $23,748 representing the net present value of the vested portion of an annuity the Company has agreed to pay in 15 equal annual installments of $18,900 commencing in the year when Mr. Schut reaches age 60 and (iv) with respect to Messrs. Elbaum, Schut and Aldridge, payments of $263,568, $40,901 and $49,630, respectively, pursuant to their employment agreements for federal tax consequences upon vesting of certain restricted stock grants.

(8) The amounts set forth do not include amounts earned by Mr. Aldridge as an executive of Superior TeleTec Inc. prior to its merger with and into the Company on November 10, 1993.

(9) Messrs. Johnson and Wahrsager joined the Company in November 1995 and January 1996, respectively. Prior to November 1995, and since December 1994, Mr. Johnson served as President and Chief Operating Officer of Adience, Inc., a wholly-owned subsidiary of the Company. Mr. Johnson's compensation reflected in the above table does not include compensation received as an officer of Adience, Inc.

                       STOCK OPTION GRANTS IN FISCAL 1996

                                                                                                      POTENTIAL
                                                                                                   REALIZABLE VALUE
                                                                                                     (AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                           NUMBER OF     % OF TOTAL                                  STOCK PRICE
                                          SECURITIES      OPTIONS                                  APPRECIATION FOR
                                          UNDERLYING     GRANTED TO                                  OPTION TERM)
                                            OPTIONS     EMPLOYEES IN     EXERCISE     EXPIRATION   ----------------
NAME                                      GRANTED (1)   FISCAL 1996    PRICE ($/SH)      DATE        5%       10%
- ----------------------------------------  -----------   ------------   ------------   ----------   -------  -------
Steven S. Elbaum........................    106,800(a)      10.0%         $5.125        11/15/05   $344,300 $872,500
                                             26,700(b)       2.5          $ 3.75         4/10/06    63,000  160,000
Stephen M. Johnson......................     25,000(a)       2.4          $5.125        11/15/05    80,600  204,200
                                             55,300(b)       5.2          $ 3.75         4/10/06   130,400  330,600
Bragi F. Schut..........................     37,400(a)       3.5          $5.125        11/15/05   120,600  305,500
                                             28,000(b)       2.6          $3.754         4/10/06    66,045  167,400
David S. Aldridge.......................     37,400(a)       3.5          $5.125        11/15/05   120,600  305,500
                                             28,000(b)       2.6          $ 3.75         4/10/06    66,045  167,400
Stewart H. Wahrsager....................     13,333(a)       1.3          $ 4.50          1/2/06    37,700   95,600
                                             16,500(b)       1.6          $ 3.75         4/10/06    38,900   98,600

- ------------------------

(1) Does not include the performance options described in footnote 6 to the Summary Compensation Table.

    (a) Stock options granted with respect to fiscal 1996.

    (b) Stock options granted with respect to fiscal 1997.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table presents information for the individuals named above as to the exercise of stock options during the fiscal year ended April 30, 1996 and the number of shares underlying, and the value of, unexercised options outstanding at April 30, 1996:

                                   EXERCISES DURING                   NUMBER OF SHARES
                                    THE FISCAL YEAR                      UNDERLYING                 VALUE OF UNEXERCISED
                           ---------------------------------         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS (1)
                           NUMBER OF SHARES                    -------------------------------   ---------------------------
NAME                           ACQUIRED       VALUE REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
- -------------------------  ----------------   --------------   -------------   ---------------   -----------   -------------
Steven S. Elbaum.........     --                 --                514,493          107,051       $  800,085      $30,038
Bragi F. Schut...........     --                 --                197,007           57,800          243,715       31,500
Stephen M. Johnson.......     --                 --                  6,250           74,050          --            62,213
David S. Aldridge........     --                 --                 94,287           68,184           58,247       31,500
Stewart H. Wahrsager.....     --                 --                --                29,833          --            23,562

- ------------------------

(1) Based on the closing price of $4.875 of the Common Stock on April 30, 1996.

(2) Does not reflect the performance options described in footnote 6 to the Summary Compensation Table.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or otherwise compensated by the Company are entitled to be paid an annual retainer fee of $20,000 per year, together with expenses of attendance, plus $1,000 for each meeting of the Board or of a committee of the Board attended. A non-employee director with at least five years of service also receives, upon reaching age 70 and termination of service to the Company, a retirement benefit of $10,000 per year for 15 years after his retirement, payable to the director or the director's beneficiaries in the event of his death. At the option of each director, his director's fees may be payable in shares of the Common Stock (based upon the fair market value of the Common Stock at the beginning of each fiscal year). Directors' fees may also be deferred, at the option of each director, pursuant to the Directors' Deferred Compensation Plan and (i) be paid in cash with interest at the prime rate or (ii) be paid in Common Stock based on stock units accumulated under the plan.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with each of its executive officers. Pursuant to these agreements, Mr. Elbaum serves as Chairman of the Board and Chief Executive Officer at an annual salary of $433,200, Mr. Johnson serves as Executive Vice President and Chief Operating Officer at an annual salary of $296,000, Mr. Schut serves as Executive Vice President at an annual salary of $237,800, Mr. Aldridge serves as Chief Financial Officer at an annual salary of $194,000 and Mr. Wahrsager serves as Senior Vice President, General Counsel and Secretary at an annual salary of $150,000. The agreements also provide for annual performance-based bonuses, participation in a performance based long-term incentive stock option award program, indemnification from any income tax liability arising from the vesting of restricted stock and certain other benefits, including medical, dental and other insurance benefits. The agreements with Messrs. Elbaum and Schut also provide that they will serve on the Board of Directors of the Company, and Mr. Schut's agreement provides for the annuity described in footnote 7 to the Summary Compensation Table.

    Each employment agreement is for a term ending upon the occurrence of any of the following events: (i) notification by the executive or the Company to the other that it desires to terminate the employment agreement; (ii) the death or disability of the executive; (iii) termination by the Company for "cause" and
(iv) termination by the executive for "good reason. Generally, if an executive terminates his employment for "good reason," or the Company terminates his employment without cause, the executive is entitled to receive a severance payment equal to one to one and a half times his annual salary and bonus for the prior year. In the event of termination of employment under other circumstances, including a "change in control" of the Company (which is defined as (i) the acquisition by a person or entity of 20% of the Company's voting securities,
(ii) the occurrence of circumstances such that individuals who constituted the Company's Board of Directors as of April 26, 1995 no longer constitute a majority of the Company's Board of Directors, (iii) a transaction involving the sale of all or substantially all of the Company's assets or (iv) certain other business combinations) each executive is entitled to varying benefits described in the employment agreements.

    Each executive officer will be a participant in a Senior Executive Retirement Plan ("SERP") which will be effective not later than February 1, 1997. The SERP will be an unfunded defined benefit plan. Subject to vesting, each participant will be entitled to an annual retirement benefit upon reaching age 65 equal to 2.5% times his years of credited service (up to a maximum of 20 years), multiplied by his highest average cash compensation of any three consecutive years during the final five years of his employment, less primary social security benefits and certain other retirement benefits paid by the Company and other employers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Randolph Harrison, John C. Jansing and Ernest C. Janson, Jr. served on the Compensation Committee during fiscal 1996. There were no Compensation Committee interlocks or insider (employee) participation during fiscal 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

    The Compensation Committee is made up of independent outside directors who are neither officers nor employees of the Company or its subsidiaries. The principal functions of the Compensation Committee are to administer the Company's 1987 Long-Term Equity Incentive Plan and 1984 Restricted Stock Plan and, on behalf of the Board of Directors, to review current and proposed employment arrangements with existing and prospective senior management employees and to review and determine matters pertaining to base and incentive compensation for the Chief Executive

Officer and other senior management employees. In the exercise of its functions, the Compensation Committee is advised periodically by Hewitt Associates, a nationally recognized, independent compensation and benefits consulting firm.

EXECUTIVE COMPENSATION POLICY

    The executive compensation policy is designed to attract and retain highly qualified executive officers, to reinforce strategic performance objectives through the use of incentive compensation programs, and to create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic business planning and implementation. Total compensation is intended to be competitive with that paid to qualified executives of companies with a strong entrepreneurial business approach likely to be more prevalent in a leveraged holding company than in traditional operating companies.

    There are three components of executive compensation: (i) base salary and employee benefits applicable to all employees; (ii) annual cash incentive awards; and (iii) long-term incentive awards.

    The Compensation Committee's approach to base compensation is to offer competitive salaries that are at the 50th percentile level relative to a peer group of companies. It is intended that base salary be a relatively smaller element in the total executive officer compensation as the Company has introduced a more formal program of annual cash incentive awards and long-term incentive awards. The Compensation Committee annually examines compensation levels of executives who are employed in similar positions in public companies with similar sales and market capitalization. The Compensation Committee obtained the assistance of Hewitt Associates, compensation and benefit consultants, to develop and approve a compensation program consistent with the foregoing guidelines and emphases.

    Annual cash incentive awards are intended to link executive pay with performance in areas key to the Company's short-term operating objectives and successes consistent with the Company's strategic business plan. The annual cash bonus rewards are weighted 75% to the achievement of financial measures, largely oriented around return on capital employed, and 25% to a subjective assessment of individual performance. The financial performance targets are established in April of the preceding fiscal year by the Compensation Committee. Discretionary adjustments are possible if unforeseen events occur. When setting measures and goals for other executive officers, the Compensation Committee considers the input of the Company's Chief Executive Officer. Target financial performance measures are based upon historical patterns of the Company's performance, the next fiscal year's annual plan and strategic objectives. All performance targets are set at or above normal expectations of performance to assure that bonuses are not paid for substandard accomplishments.

    The long-term incentive award program is based upon an annual long-term incentive value assigned to each eligible executive, which value is allocated equally between basic direct option grants and performance option grants, both of which are awarded pursuant to the Company's 1987 Long-Term Equity Incentive Plan. The basic direct option grants are priced at fair market value on date of grant, vest equally over a period of three years and expire 10 years after the date of grant. The performance options grants are priced at fair market value or at a premium thereof, and are contingent and adjusted at the end of the third fiscal year following grant, based upon actual financial performance of the Company over such three-year period compared to target financial performance of the Company for such period as established by the Compensation Committee in the manner described above. This comparison, expressed as a three-year weighted performance percentage, is utilized to convert the performance option grant to an actual option grant in accordance with the conversion matrix established by the Compensation Committee. Based upon the aforesaid performance percentage, the matrix may yield actual option share awards which vary between 0% and 150% of standard performance grant.

1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    During fiscal 1996, the Chief Executive Officer of the Company received a base salary in accordance with his employment agreement. In determining the compensation under this agreement, the Compensation Committee considered (i) data from outside studies and proxy materials regarding compensation of chief executive officers at comparable companies, (ii) the input of other directors regarding the performance of the Chief Executive Officer and (iii) advice from Hewitt Associates.

    A portion of the annual cash bonus awarded to the Chief Executive Officer in fiscal 1996 was granted pursuant to the annual cash incentive provisions of his employment agreement. As described above, this performance bonus is weighted 75% to the achievement of financial measures and 25% to a subjective assessment of job performance. The Company exceeded its financial performance targets in fiscal 1996. With respect to job performance, in the Committee's judgment, the Chief Executive fully satisfied all expectations.

    The remainder of the cash bonus paid to the Chief Executive Officer was awarded by the Compensation Committee in fiscal 1995 in connection with the Company's acquisition of the U.S. and Canadian copper wire and cable business of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire Inc., as described in footnote 3 to the Summary Compensation Table.

    Basic stock options and performance options were granted to the Chief Executive Officer on November 15, 1995 with respect to fiscal 1996 and on April 10, 1996 with respect to fiscal 1997 (see footnote 6 to the Summary Compensation Table). The grants were made pursuant to the Company's long-term award incentive program and followed the principles described above with respect to such program.

    Overall, the Compensation Committee believes that the Chief Executive Officer is being appropriately compensated in a manner that is consistent with the long-term interests of stockholders.

    The foregoing report is submitted by members of the Compensation Committee.

                                          Randolph Harrison, CHAIRMAN
                                          Ernest C. Janson, Jr.
                                          John C. Jansing

PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the American Stock Exchange market value index and (ii) a peer group of companies with market capitalization similar to that of the Company. The Company compares its stockholder return on the Common Stock with that of issuers with similar market capitalizations, because it cannot reasonably identify a peer group engaged in the same lines of business as the Company. The returns of each of the peer group of companies are weighted on a market capitalization basis at the time of each registered data point.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF
         THE ALPINE GROUP, INC., AMEX MARKET VALUE INDEX AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               ALPINE GROUP CORPORATION        PEER GROUP        AMEX MARKET VALUE
4/91                                    100              100                       100
4/92                                    183               96                       108
4/93                                    266              103                       117
4/94                                    143              151                       122
4/95                                    111              173                       132
4/96                                    131              171                       164

                                                                         CUMULATIVE TOTAL RETURN
                                                       4/91       4/92       4/93       4/94       4/95       4/96
                                                     ---------  ---------  ---------  ---------  ---------  ---------
THE ALPINE GROUP, INC..............................  $     100  $     183  $     266  $     143  $     111  $     131
AMEX MARKET VALUE INDEX............................        100        108        117        122        132        164
PEER GROUP.........................................        100         96        103        151        173        171

- ------------------------

* $100 INVESTED ON 4/30/91 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING APRIL 30.

CERTAIN TRANSACTIONS

    In November 1995, Mr. Kanely, a director of the Company, entered into a consulting agreement in amendment and termination of his employment agreement with the Company whereby Mr. Kanely agreed to be retained by the Company to serve as a consultant for five years at a fee of $120,000 per year.

    As of April 30, 1996, Steven S. Elbaum, Chairman and Chief Executive Officer of the Company, owed the Company approximately $314,000, consisting primarily of the balance of a $373,000 loan made by the Company to finance Mr. Elbaum's exercise of certain stock options. The indebtedness, which remained outstanding at April 30, 1996, bears interest at the prime rate plus one half percentage point (as to $300,000) and the prime rate (as to $14,000).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Based solely on a review of the reports and representations furnished to the Company during the last fiscal year, the Company believes that each of the persons required to file reports under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") is in compliance with all applicable filing requirements, except that with respect to fiscal 1996 Messrs. Johnson, Aldridge, Elbaum, Wahrsager, Schut, and Lewis failed to file on a timely basis one, one, two, one, one and one, reports, respectively, required by Section 16(a) of the Exchange Act relating to one, one, two, one, one and one transactions, respectively. These transactions, none of wich involved market purchases or sales of the Company's securities, related to (i) the options granted on November 15, 1995 and April 10, 1996 pursuant to the 1987 Long-Term Equity Incentive Plan; and (ii) the exchange by Messrs. Elbaum and Lewis of 99 shares of 8% Preferred Stock per 4,119 shares of Common Stock, respectively, pursuant to an exchange transaction completed in January 1996.

        PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the books and records of the Company for the current fiscal year. The affirmative vote of the holders of a majority in voting power of the shares of the Common Stock, the 9% Preferred Stock and the 8% Preferred Stock present, or represented, and entitled to vote at the meeting, voting as a single class, will be required to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company.

    The Board of Directors recommends that the stockholders of the Company ratify such appointment.

    Representatives of Arthur Andersen LLP are expected to be available at the meeting of stockholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

                                 OTHER MATTERS

    The Company's Board of Directors does not know of any other matters which may be brought before the meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                 MISCELLANEOUS

    It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by April 30, 1997 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

                                          By Order of the Board of Directors,
                                          Stewart H. Wahrsager
                                          SECRETARY

New York, New York
September 16, 1996